Exhibit 99.1

OFFICE BROUGHT TO LIFE

Supplemental Information

TIER REIT

1Q18

Supplemental Operating and Financial Data
For the Quarter Ended March 31, 2018

About the Company

TIER REIT, Inc. is a publicly traded (NYSE: TIER), self-managed, Dallas-based real estate investment trust focused on owning quality, well-managed commercial office properties in dynamic markets throughout the U.S. TIER REIT’s vision is to be the premier owner and operator of best-in-class office properties in TIER1 submarkets, which are primarily higher density and amenity-rich locations within select, high-growth metropolitan areas that offer a walkable experience to various amenities. Our mission is to provide unparalleled, TIER ONE Property Services to our tenants and outsized total return through stock price appreciation and dividend growth to our stockholders.
As of March 31, 2018, we owned interests in 18 operating office properties with approximately 6.7 million rentable square feet, one non-operating property with approximately 331,000 rentable square feet, and two development properties that will consist of approximately 669,000 rentable square feet. As of March 31, 2018, our operating properties are located in six markets throughout the United States.

Board of Directors	Executive Officers and Senior Management
Richard I. Gilchrist	Scott W. Fordham
Chairman of the Board and Independent Director	Chief Executive Officer and Director

Scott W. Fordham	Dallas E. Lucas
Chief Executive Officer and Director	President and Chief Operating Officer

R. Kent Griffin, Jr.	James E. Sharp
Independent Director	Chief Financial Officer and Treasurer

Thomas M. Herzog	William J. Reister
Independent Director	Chief Investment Officer and Executive Vice President

Dennis J. Martin	Telisa Webb Schelin
Independent Director	Chief Legal Officer, Executive Vice President, and Secretary

Gregory J. Whyte	Hannah Q. Wrenn
Independent Director	Chief Accounting Officer

R. Heath Johnson
Managing Director - Asset Management

Dean R. Hook
Senior Vice President - Information Technology and Property Management

Company Information
Corporate Headquarters	Website	Trading Information	Investor inquiries should be directed to:
5950 Sherry Lane, Suite 700	www.tierreit.com	Trading Symbol: TIER	Scott A. McLaughlin
Dallas, Texas 75225		New York Stock Exchange	Senior Vice President - Investor Relations
at 972.483.2400 or
ir@tierreit.com

Research Coverage
	BMO Capital	Janney Montgomery Scott LLC	JMP Securities	J.P. Morgan Securities
	John Kim	Robert Stevenson	Mitch Germain	Anthony Paolone
	212.885.4115	646.840.3217	212.906.3546	212.622.6682

Supplemental Operating and Financial Data
For the Quarter Ended March 31, 2018
Table of Contents

Overview and Highlights
Overview	1
Financial Highlights	2-3
Consolidated Balance Sheets	4
Consolidated Statements of Operations	5
Calculations of FFO and Additional Information	6
Calculations of EBITDAre	7
Unconsolidated Entities Financial Summary	8
Same Store Analysis	9
Schedule of Properties Owned	10
Portfolio Analysis	11
Components of Net Asset Value	12
Significant Tenants	13
Industry Diversification	14

Leasing
Leasing Activity	15-16
Lease Expirations	17-18
Occupancy Trends	19

Capital Expenditures
Leasing Cost Summary	20
Development, Leasing, and Capital Expenditures Summary	21

Other Information
Potential Future Development and Redevelopment Sites	22
Summary of Development Activity	23
Properties Under Development	24-26
Acquisition and Disposition Activities	27
Summary of Financing	28
Principal Payments by Year	29
Definitions of Non-GAAP Financial Measures	30-31

Forward-Looking Statements
This supplemental operating and financial data report contains forward-looking statements within the meaning of the federal securities laws relating to the business and financial outlook of TIER REIT, Inc. that are based on current expectations, estimates, forecasts, and projections and are not guarantees of future performance. Statements contained herein may be impacted by a number of risks and uncertainties, including the company’s ability to rent space on favorable terms, its ability to address debt maturities and fund its capital requirements, its intentions to acquire, develop, or sell certain properties, the value of its assets, its anticipated capital expenditures, and other matters. Words such as “may,” "will," “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook,” “would,” “could,” “should,” “objectives,” “strategies,” “opportunities,” “goals,” “position,” “future,” “vision,” “mission,” “strive,” “project” and variations of these words and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this document, as well as other factors described in the Risk Factors section of TIER REIT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events.

Overview
For the Quarter Ended March 31, 2018

Property Results

•	Occupancy at March 31, 2018, was 89.4%, an increase of 30 basis points from December 31, 2017.

•	68,000 square feet leased - 56,000 square feet of renewals, 1,000 square feet of expansions, and 11,000 square feet of new leasing.

•
By early January 2018, One & Two Eldridge Place and Three Eldridge Place (collectively known as the “Eldridge Properties”), located in Houston, Texas were fully operational following Hurricane Harvey. During the first quarter of 2018, we provided rent abatements of $3.9 million to tenants as a result of the hurricane. These rent abatements were offset by $3.3 million of business interruption insurance proceeds received during the quarter and $0.2 million of estimated saved expenses. We anticipate we will receive remaining business interruption insurance proceeds in subsequent quarters.

Real Estate Activity

•
On January 4, 2018, we acquired a 96.5% initial economic interest in Domain Point for a contract purchase price of $73.8 million (at 100%). We own a 90% interest in the entity that owns Domain Point. Domain Point is located in Austin, Texas, adjacent to our other Domain office properties and includes two buildings with 240,000 rentable square feet (combined).

•	On February 13, 2018, we sold our 500 East Pratt property for a contract sales price of $60.0 million. 500 East Pratt is located in Baltimore, Maryland, and contains 280,000 rentable square feet.

•
On February 22, 2018, we sold our Centreport Office Center property for a contract sales price of $12.7 million. Centreport Office Center is located in Fort Worth, Texas, and contains 133,000 rentable square feet.

•	On March 27, 2018, we sold our Loop Central property for a contract sales price of $73.0 million. Loop Central is located in Houston, Texas, and contains 575,000 rentable square feet.

•
On March 30, 2018, we acquired the remaining 50% interest in our Domain 8 property for a contract purchase price of $92.8 million, which includes the assumption of $44.9 million of mortgage debt. Domain 8 is located in Austin, Texas and contains 291,000 rentable square feet.

Capital Markets Activity

•
On January 18, 2018, we amended our existing multi-bank unsecured credit facility. The amendment provides for an increase in total unsecured borrowings under the credit facility from $860 million to $900 million, with the ability to further increase total borrowings by up to an additional $300 million in the aggregate subject to certain requirements. The revolving line of credit was increased to $325 million and the maturity date was extended from December 2018 to January 2022, and can be extended one additional year subject to certain conditions and our payment of an extension fee. The maturity date of the $300 million term loan was extended from December 2019 to January 2025 and there was no change to the June 2022 maturity date of the remaining $275 million term loan.

On February 7, 2018, our board of directors authorized a distribution of $0.18 per share of common stock for the first quarter of 2018, which was paid on March 29, 2018.

Subsequent Events

•	On May 4, 2018, our board of directors authorized a distribution of $0.18 per share of common stock for the second quarter of 2018, which will be paid on June 29, 2018.

•	Development on Domain 12 commenced in May 2018. Domain 12 will contain 320,000 rentable square feet and is located in Austin, Texas, adjacent to our Domain 11 development property.

Supplemental Operating and Financial Data	1Q’18 Page 1

Financial Highlights
(in thousands, except per share data, effective rent data, percentages, and number of properties)

	31-Mar-18	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17
Portfolio Summary:
Total operating office properties	18	20	20	19	25
Rentable square feet (100%) (operating properties)	6,657	7,405	7,405	7,114	7,908
Rentable square feet (own %) (operating properties)	6,633	7,260	7,260	7,114	7,517
Occupancy %	89.4%	89.1%	88.3%	88.5%	90.2%
Executed % SF leased	89.6%	89.7%	89.0%	89.1%	90.9%
Economic % SF leased	86.1%	84.4%	82.4%	80.3%	83.2%
Average effective rent/square foot	$32.55	$30.33	$29.58	$29.12	$28.49

	Three Months Ended
	31-Mar-18	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17
Financial Results:
Revenue	$54,143	$54,626	$50,920	$54,552	$56,363
Property related expenses	(13,155)	(14,131)	(13,170)	(13,930)	(14,690)
Real estate taxes	(8,754)	(8,512)	(8,439)	(8,753)	(8,560)
Property management fees	(85)	(51)	(49)	(72)	(60)
NOI	$32,149	$31,932	$29,262	$31,797	$33,053
Base rent	$35,118	$34,122	$36,002	$38,629	$41,371
Free rent	$(1,304)	$(1,570)	$(2,288)	$(3,022)	$(2,730)
Net income (loss) attributable to common stockholders	$8,390	$(9,875)	$(8,041)	$4,031	$98,171
Diluted income (loss) per common share (1)	$0.17	$(0.21)	$(0.17)	$0.08	$2.04
FFO attributable to common stockholders	$9,889	$19,020	$15,885	$18,735	$18,298
Diluted FFO per common share	$0.20	$0.39	$0.33	$0.39	$0.38
FFO attributable to common stockholders, excluding certain items	$19,494	$19,374	$16,508	$19,766	$19,474
Diluted FFO, excluding certain items, per common share	$0.40	$0.40	$0.34	$0.41	$0.41
Adjusted EBITDAre	$28,203	$26,321	$26,181	$27,558	$28,126

Weighted average common shares outstanding - basic	47,645	47,554	47,550	47,536	47,511
Weighted average common shares outstanding - diluted	48,300	48,207	48,160	47,875	47,806

Selected Additional Trend Information:
Renewal % based on square feet	64%	30%	83%	53%	78%
Distributions declared on common shares	$8,626	$8,612	$8,612	$8,611	$8,606
Annualized distribution yield (2)	3.9%	3.5%	3.7%	3.9%	4.1%
_______________________________
(1) In periods of net loss from continuing operations there are no dilutive securities and diluted loss per common share is calculated using weighted average common shares outstanding - basic as the denominator.
(2) Based on the closing price of our common stock as of the last day of the associated period.
Notes:
Occupancy % represents the total square footage subject to commenced leases as of the reporting date as a percentage of the total rentable square feet (at our ownership interest).
Executed % SF leased represents the total square footage subject to commenced leases plus the square footage for currently vacant space that is subject to executed leases that have not commenced as of the reporting date as a percentage of the total rentable square feet (at our ownership interest).
Economic % SF leased represents the total square footage subject to commenced leases as of the reporting date adjusted to exclude the square footage associated with leases receiving rental abatements as a percentage of the total rentable square feet (at our ownership interest).
Average effective rent represents 12 times the sum of the monthly contractual amounts for base rent and the pro rata budgeted operating expense reimbursements, as of period end, related to leases in place as of period end, as reduced for free rent and excluding any scheduled future rent increases, as adjusted for our ownership interest, divided by the total square footage under commenced leases at period end.
This section includes non-GAAP financial measures, which are accompanied by what we consider the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Quantitative reconciliations of the differences between the non-GAAP financial measures presented and the most directly comparable GAAP financial measures are shown on pages 6-7. A description of the non-GAAP financial measures we present and a statement of the reasons why management believes the non-GAAP measures provide useful information to investors about the Company’s financial condition and results of operations can be found on pages 30-31.

Supplemental Operating and Financial Data	1Q’18 Page 2

Financial Highlights (continued)
(in thousands, except stock prices, percentages, and ratios)

	31-Mar-18	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17
Selected Balance Sheet Items:

Total book value of real estate	$1,430,355	$1,275,953	$1,325,536	$1,339,693	$1,270,510

Cash and cash equivalents	$10,183	$13,800	$10,959	$28,763	$55,215

Unconsolidated cash and cash equivalents (at ownership %)	$282	$1,435	$2,495	$5,082	$1,104

Restricted cash	$12,565	$8,510	$13,323	$10,953	$7,685

Total assets	$1,688,999	$1,581,138	$1,581,288	$1,580,776	$1,561,423

Mortgage debt	$280,689	$191,339	$191,694	$192,043	$206,400

Revolving credit facility and term loans	$612,000	$610,000	$598,000	$595,000	$575,000

Unconsolidated debt (at ownership %)	$16,239	$52,377	$43,572	$40,931	$30,027

Total liabilities	$1,001,439	$903,567	$889,465	$873,915	$849,702

Capitalization:

Shares of common stock outstanding	47,656	47,623	47,552	47,542	47,526

Restricted stock units outstanding	356	228	228	238	233

Shares of restricted stock outstanding	265	181	291	291	276

	48,277	48,032	48,071	48,071	48,035

High stock price	$20.51	$20.72	$19.50	$18.61	$18.80

Low stock price	$17.04	$18.83	$16.67	$15.96	$16.67

Average closing stock price	$19.01	$19.71	$18.39	$17.17	$17.87

Closing stock price	$18.48	$20.39	$19.30	$18.48	$17.36

Market capitalization (1)	$892,159	$979,372	$927,770	$888,352	$833,888

Total debt (2)	$908,928	$853,716	$833,266	$827,974	$811,427

Net debt (3)	$898,463	$838,481	$819,812	$794,129	$755,108

Total capitalization	$1,801,087	$1,833,088	$1,761,036	$1,716,326	$1,645,315

	Three Months Ended
	31-Mar-18	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17
Ratios:

NOI margin % (4)	59.4%	58.5%	57.5%	58.3%	58.6%

Normalized fixed charge coverage (5)	3.00	2.83	2.86	3.12	2.98

Normalized interest coverage (5)	3.13	2.94	2.97	3.25	3.13

Net debt/adjusted annualized estimated full period EBITDAre from properties owned at period end (5)	8.34x	7.96x	7.83x	7.10x	7.29x
Net debt/adjusted annualized estimated full period EBITDAre from properties owned at period end, including development properties (5) (6)	7.67x	7.47x	7.45x	6.67x	6.95x

(1) Market capitalization is equal to outstanding shares (common stock, restricted stock, and restricted stock units, as if converted) times the closing price of our common stock as of the last day of the associated period.

(2) Includes book value of mortgage debt, the revolving credit facility and term loans, and unconsolidated debt (at ownership %).
(3) Total debt less cash and cash equivalents and unconsolidated cash and cash equivalents (at ownership %).
(4) NOI margin % is equal to NOI divided by revenue.
(5) See page 7 for more detailed information.
(6) Includes estimated stabilized NOI for development properties, to the extent of percentage of completion of the respective developments based on spend to date.

Supplemental Operating and Financial Data	1Q’18 Page 3

Consolidated Balance Sheets
(in thousands, except share and per share data)

	31-Mar-18	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17
Assets
Real estate
Land	$156,577	$139,951	$140,959	$141,010	$142,776
Land held for development	45,059	45,059	45,059	45,059	45,059
Buildings and improvements, net	1,177,433	1,061,418	1,122,072	1,145,496	1,076,701
Real estate under development	51,286	29,525	17,446	8,128	5,974
Total real estate	1,430,355	1,275,953	1,325,536	1,339,693	1,270,510

Cash and cash equivalents	10,183	13,800	10,959	28,763	55,215
Restricted cash	12,565	8,510	13,323	10,953	7,685
Accounts receivable, net	76,385	81,129	82,737	62,413	60,996
Prepaid expenses and other assets	14,238	28,112	20,115	16,399	18,163
Investments in unconsolidated entities	31,314	31,852	33,977	25,530	40,421
Deferred financing fees, net	3,426	1,387	1,735	2,089	2,442
Acquired above-market leases, net	288	419	543	659	778
Other lease intangibles, net	110,245	86,628	90,547	92,431	70,962
Other intangible assets, net	—	—	1,816	1,846	1,876
Assets associated with real estate held for sale	—	53,348	—	—	32,375
Total assets	$1,688,999	$1,581,138	$1,581,288	$1,580,776	$1,561,423

Liabilities and equity

Liabilities
Mortgage debt	$280,689	$191,339	$191,694	$192,043	$206,400
Unsecured term loans	575,000	575,000	575,000	575,000	575,000
Unsecured revolving credit facility	37,000	35,000	23,000	20,000	—
Unamortized debt issuance costs	(2,156)	(6,801)	(7,308)	(7,799)	(7,495)
Total notes payable, net	890,533	794,538	782,386	779,244	773,905

Accounts payable and accrued liabilities	76,144	81,166	78,174	64,412	51,813
Acquired below-market leases, net	27,684	17,942	19,462	20,653	15,252
Other liabilities	7,078	7,567	9,443	9,606	7,762
Obligations associated with real estate held for sale	—	2,354	—	—	970
Total liabilities	1,001,439	903,567	889,465	873,915	849,702
Commitments and contingencies

Equity
Preferred stock	—	—	—	—	—
Convertible stock	—	—	—	—	—
Common stock, $.0001 par value per share, 382,499,000 shares authorized	5	5	5	5	5
Additional paid-in capital	2,610,288	2,609,540	2,609,361	2,608,260	2,607,071
Cumulative distributions and net loss attributable to common stockholders	(1,936,561)	(1,936,960)	(1,918,473)	(1,901,820)	(1,897,240)
Accumulated other comprehensive income (loss)	10,479	4,218	257	(274)	1,026
Stockholders’ equity	684,211	676,803	691,150	706,171	710,862
Noncontrolling interests	3,349	768	673	690	859
Total equity	687,560	677,571	691,823	706,861	711,721
Total liabilities and equity	$1,688,999	$1,581,138	$1,581,288	$1,580,776	$1,561,423

Common stock, number of shares issued and outstanding	47,655,669	47,623,324	47,552,014	47,542,066	47,525,725

Supplemental Operating and Financial Data	1Q’18 Page 4

Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended
	31-Mar-18	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17
Revenue
Rental income	$51,941	$52,362	$47,333	$51,554	$53,299
Straight-line rent and lease incentive revenue	591	978	2,280	2,026	2,028
Above- and below-market rent amortization	1,276	1,032	1,075	880	908
Lease termination fees	335	254	232	92	128
Total revenue	54,143	54,626	50,920	54,552	56,363
Expenses
Property related expenses	13,155	14,131	13,170	13,930	14,690
Real estate taxes	8,754	8,512	8,439	8,753	8,560
Property management fees	85	51	49	72	60
Total property operating expenses	21,994	22,694	21,658	22,755	23,310
Interest expense	7,705	7,534	7,516	7,397	7,938
Interest rate hedge ineffectiveness expense (income)	—	(262)	8	(29)	30
Amortization of deferred financing costs	404	883	882	867	812
Total interest expense	8,109	8,155	8,406	8,235	8,780
General and administrative	5,503	4,956	5,157	5,626	5,707
Asset impairment losses	—	5,250	—	—	—
Real estate depreciation and amortization	24,500	23,655	23,653	22,557	24,431
Depreciation and amortization - non-real estate assets	116	133	132	95	98
Total expenses	60,222	64,843	59,006	59,268	62,326
Interest and other income	45	88	170	783	318
Loss on early extinguishment of debt	(8,988)	—	—	—	(545)
Loss before income taxes, equity in operations
of investments, and gains	(15,022)	(10,129)	(7,916)	(3,933)	(6,190)
Benefit (provision) for income taxes	(195)	(171)	(202)	149	(244)
Equity in operations of investments	287	32	67	6,556	(256)
Income (loss) before gains	(14,930)	(10,268)	(8,051)	2,772	(6,690)
Gain on sale of assets	12,014	384	—	1,262	90,750
Gain on remeasurement of investment in unconsolidated entities	11,242	—	—	—	14,168
Net income (loss)	8,326	(9,884)	(8,051)	4,034	98,228
Noncontrolling interests	64	9	10	(3)	(57)
Net income (loss) attributable to common stockholders	$8,390	$(9,875)	$(8,041)	$4,031	$98,171

Weighted average common shares outstanding - basic	47,645,050	47,553,564	47,549,635	47,536,320	47,510,915
Weighted average common shares outstanding - diluted (1)	48,299,882	47,553,564	47,549,635	47,875,418	47,806,069

Basic income (loss) per common share	$0.18	$(0.21)	$(0.17)	$0.08	$2.05
Diluted income (loss) per common share (1)	$0.17	$(0.21)	$(0.17)	$0.08	$2.04

Distributions declared per common share	$0.18	$0.18	$0.18	$0.18	$0.18

(1)	In periods of net loss there are no dilutive securities and diluted loss per common share is calculated using weighted average common shares outstanding - basic as the denominator.

Supplemental Operating and Financial Data	1Q’18 Page 5

Calculations of FFO and Additional Information
(in thousands, except per share data)

	Three Months Ended
	31-Mar-18	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17

Net income (loss)	$8,326	$(9,884)	$(8,051)	$4,034	$98,228
Noncontrolling interests	64	9	10	(3)	(57)
Net income (loss) attributable to common stockholders	8,390	(9,875)	(8,041)	4,031	98,171
Adjustments (1):
Real estate depreciation and amortization from consolidated properties	24,500	23,655	23,653	22,557	24,431
Real estate depreciation and amortization from unconsolidated properties	391	391	289	131	566
Real estate depreciation and amortization - noncontrolling interest	(433)	—	—	—	—
Impairment of depreciable real estate assets	—	5,250	—	—	—
Gain on sale of depreciable real estate	(12,014)	(384)	—	(7,975)	(90,750)
Gain on remeasurement of investment in unconsolidated entities	(11,242)	—	—	—	(14,168)
Noncontrolling interests	297	(17)	(16)	(9)	48
FFO attributable to common stockholders	9,889	19,020	15,885	18,735	18,298

Adjustments (1):
Severance charges	19	—	—	451	—
Interest rate hedge ineffectiveness expense (income) (2)	—	(262)	8	(29)	30
Loss on early extinguishment of debt	8,988	—	—	—	545
Default interest (3)	602	616	616	609	602
Noncontrolling interests	(4)	—	(1)	—	(1)
FFO attributable to common stockholders, excluding certain items	$19,494	$19,374	$16,508	$19,766	$19,474

Recurring capital expenditures (1)	$(6,192)	$(6,109)	$(10,271)	$(5,135)	$(6,616)
Straight-line rent adjustments (1)	$(1,349)	$(2,088)	$(3,757)	$(2,507)	$(2,391)
Above- and below-market rent amortization (1)	$(1,245)	$(1,032)	$(1,075)	$(871)	$(919)
Amortization of deferred financing costs (1)	$436	$915	$918	$984	$822
Amortization of restricted shares and units	$1,000	$1,071	$1,077	$1,023	$910
Depreciation and amortization - non-real estate assets	$116	$133	$132	$95	$98

Weighted average common shares outstanding - basic	47,645	47,554	47,550	47,536	47,511
Weighted average common shares outstanding - diluted	48,300	48,207	48,160	47,875	47,806

Diluted FFO per common share	$0.20	$0.39	$0.33	$0.39	$0.38
Diluted FFO, excluding certain items, per common share	$0.40	$0.40	$0.34	$0.41	$0.41

From August 28, 2017 through March 31, 2018, we provided rent abatements to tenants at the Eldridge Properties as a result of Hurricane Harvey. Rent abatements were as follows: $3.9 million (Q1’18), $5.1 million (Q4’17), and $1.9 million (Q3’17). These rent abatements were offset by business interruption insurance proceeds of $3.3 million (Q1‘18) and $6.2 million (Q4’17), net of a deductible and estimated saved expenses.

(1) Includes our pro rata share of consolidated and unconsolidated amounts, including for our period of ownership of properties sold.
(2) Interest rate swaps are adjusted to fair value through other comprehensive income (loss). However, because our interest rate swaps do not have a LIBOR floor while the hedged debt is subject to a LIBOR floor, the portion of the change in fair value of our interest rate swaps attributable to this mismatch is reclassified to interest rate hedge ineffectiveness expense (income) within “interest expense” on our consolidated statements of operations. We adopted new accounting guidance on January 1, 2018, that eliminates the requirement to separately measure and report hedge ineffectiveness expense (income).

(3) We have a non-recourse loan in default which subjects us to incur default interest at a rate that is 500 basis points higher than the stated interest rate. Although there can be no assurance, we anticipate that when this property is sold or when ownership of this property is conveyed to the lender, this default interest will be forgiven.

For additional information regarding the non-GAAP measures, see pages 30-31.

Supplemental Operating and Financial Data	1Q’18 Page 6

Calculations of EBITDAre
(in thousands, except ratios)

	Three Months Ended
	31-Mar-18	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17

Net income (loss)	$8,326	$(9,884)	$(8,051)	$4,034	$98,228

Adjustments:

Interest expense:
Interest expense - consolidated	7,705	7,534	7,516	7,397	7,938
Interest expense - unconsolidated entities	360	338	335	77	160
Interest rate hedge ineffectiveness expense (income) (1)	—	(262)	8	(29)	30
Amortization of deferred financing costs - consolidated	404	883	882	867	812
Amortization of deferred financing costs - unconsolidated entities	32	32	36	117	10
Total interest expense	8,501	8,525	8,777	8,429	8,950

Tax provision (benefit) - consolidated	195	171	202	(149)	244
Tax provision - unconsolidated entities	14	1	—	5	1
Depreciation and amortization - consolidated	24,616	23,788	23,785	22,652	24,529
Depreciation and amortization - unconsolidated entities	391	391	289	131	566
Impairment losses	—	5,250	—	—	—
Gain on sale of real estate	(12,014)	(384)	—	(7,975)	(90,750)
Gain on remeasurement of investment in unconsolidated entities	(11,242)	—	—	—	(14,168)
EBITDAre	18,787	27,858	25,002	27,127	27,600

Adjustments:
Loss on early extinguishment of debt	8,988	—	—	—	545
Non-cash write-off (recoveries), net of tenant receivables	—	19	(742)	(20)	(19)
Rent abatements (recoveries), net, due to Hurricane Harvey (2)	409	(1,556)	1,921	—	—
Severance charges	19	—	—	451	—
Adjusted EBITDAre	28,203	26,321	26,181	27,558	28,126

Adjustments:
EBITDAre from properties disposed before period end	(2,504)	5	11	(1,625)	(2,229)
Full quarter EBITDAre adjustment for acquired properties	1,223	—	—	2,024	—
Adjusted estimated full period EBITDAre from properties owned at period end	$26,922	$26,326	$26,192	$27,957	$25,897

Fixed charges
Interest expense	$8,501	$8,525	$8,777	$8,429	$8,950
Interest rate hedge ineffectiveness (expense) income (1)	—	262	(8)	29	(30)
Default interest (3)	(602)	(616)	(616)	(609)	(602)
Capitalized interest incurred (4)	1,103	782	653	637	662
Normalized interest expense	9,002	8,953	8,806	8,486	8,980
Principal payments (excludes debt payoff)	384	355	349	357	444
Normalized fixed charges	$9,386	$9,308	$9,155	$8,843	$9,424

Normalized interest coverage (5)	3.13	2.94	2.97	3.25	3.13
Normalized fixed charge coverage (5)	3.00	2.83	2.86	3.12	2.98

(1) Interest rate swaps are adjusted to fair value through other comprehensive income (loss). However, because our interest rate swaps do not have a LIBOR floor while the hedged debt is subject to a LIBOR floor, the portion of the change in fair value of our interest rate swaps attributable to this mismatch is reclassified to interest rate hedge ineffectiveness expense (income). We adopted new accounting guidance on January 1, 2018, that eliminates the requirement to separately measure and report hedge ineffectiveness expense (income).

(2)	Reflects rent abatements, net of business interruption insurance recoveries and an insurance deductible, following Hurricane Harvey.
(3) We have a non-recourse loan in default which subjects us to incur default interest at a rate that is 500 basis points higher than the stated interest rate. Although there can be no assurance, we anticipate that when this property is sold or when ownership of this property is conveyed to the lender, this default interest will be forgiven.
(4) Excludes capitalized interest funded from construction loans.
(5) Normalized interest coverage is equal to adjusted EBITDAre divided by normalized interest expense. Normalized fixed charge coverage is equal to adjusted EBITDAre divided by normalized fixed charges.

For additional information regarding the non-GAAP measures, see pages 30-31.

Supplemental Operating and Financial Data	1Q’18 Page 7

Unconsolidated Entities Financial Summary
at TIER REIT Ownership Share
As of and for the Quarter Ended March 31, 2018
(dollars in thousands)

	Unconsolidated Entities
	Domain 8	Third + Shoal	Total
Ownership % during the period	50.00% (1)	47.50%
Ownership % at period end	100.00% (1)	47.50%
Results of Operations
Rental income	$1,378	$—	$1,378
Straight-line rent and lease incentive revenue	397	—	397
Total revenue	1,775	—	1,775

Property related expenses	267	12	279
Real estate taxes	379	—	379
Property management fees	29	—	29
NOI	1,100	(12)	1,088

Interest expense	360	—	360
Amortization of deferred financing costs	32	—	32
Real estate depreciation and amortization	388	—	388
Interest income and other expense	1	—	1
Provision for income taxes	14	—	14
Net income (loss)	305	(12)	293

Adjustments:
Depreciation of basis adjustments	(3)	—	(3)
Property related expense allocation to basis	(3)	—	(3)
Adjusted net income (loss)	299	(12)	287
Adjustments:
Real estate depreciation and amortization	391	—	391
Funds from operations	$690	$(12)	$678

Balance Sheet Information
Real estate book value	$—	$44,447	$44,447
Accumulated depreciation	—	(366)	(366)
Real estate book value after depreciation	$—	$44,081	$44,081

Cash and cash equivalents	$—	$282	$282
Assets	$—	$46,249	$46,249
Mortgage debt	$—	$16,239	$16,239
Company’s equity interest in investment	$—	$25,919	$25,919
Basis differences	—	5,395	5,395
Carrying value of the Company’s investment	$—	$31,314	$31,314
________________________________
Notes:
Investments in unconsolidated entities consist of our noncontrolling interest in properties accounted for using the equity method. Multiplying each financial statement line item by the associated ownership percentage and adding those amounts to consolidated totals may not accurately depict the legal and economic implications of holding a noncontrolling interest in an investee entity.

(1) We owned 50% of Domain 8 during the first quarter of 2018. On March 30, 2018, we acquired the remaining 50% interest, increasing our ownership interest in the property to 100%, and the property was consolidated as of March 31, 2018.

Supplemental Operating and Financial Data	1Q’18 Page 8

Same Store Analysis
(in thousands, except property count and percentages)

	Three Months Ended
Same Store NOI:	31-Mar-18	31-Mar-17	Favorable/ (Unfavorable)
Same Store Revenues:
Total revenue (1)	$43,212	$43,064	$148
Less: Lease termination fees	(335)	—	(335)
	42,877	43,064	(187)	(0.4)%
Same Store Expenses:
Property operating expenses (less tenant improvement demolition costs)	10,646	10,142	(504)	(5.0)%
Real estate taxes	7,455	7,359	(96)	(1.3)%
Property management fees	26	9	(17)	(188.9)%
Property expenses	18,127	17,510	(617)	(3.5)%
Same Store NOI	$24,750	$25,554	$(804)	(3.1)%

Same Store Cash NOI:
Same Store NOI	$24,750	$25,554	$(804)
Less:
Straight-line rent revenue adjustment	(391)	(1,993)	1,602
Above- and below-market rent amortization	(910)	(975)	65
Same Store Cash NOI	$23,449	$22,586	$863	3.8%

Same Store occupancy % at period end (% owned)	88.3%	90.3%

Same Store operating properties	15
Same Store rentable square feet (% owned)	5,807

Reconciliation of net income to Same Store NOI and Same Store Cash NOI:
Net income	$8,326	$98,228
Adjustments:
Interest expense	8,109	8,780
Tenant improvement demolition costs	108	81
General and administrative	5,503	5,707
Real estate depreciation and amortization	24,500	24,431
Depreciation and amortization of non-real estate assets	116	98
Interest and other income	(45)	(318)
Loss on early extinguishment of debt	8,988	545
Provision for income taxes	195	244
Equity in operations of investments	(287)	256
Gain on sale of assets	(12,014)	(90,750)
Gain on remeasurement of investment in unconsolidated entities	(11,242)	(14,168)
Net operating income of non-same store properties	(7,172)	(7,580)
Lease termination fees	(335)	—
Same Store NOI	24,750	25,554
Straight-line rent revenue adjustment	(391)	(1,993)
Above- and below-market rent amortization	(910)	(975)
Same Store Cash NOI	$23,449	$22,586

(1) Rent abatements of approximately $3.9 million were provided to tenants at the Eldridge Properties for the first quarter of 2018 as a result of Hurricane Harvey. These rent abatements were offset by approximately $3.3 million of business interruption insurance proceeds received during the quarter and approximately $0.2 million of estimated saved expenses. We anticipate we will receive remaining business interruption insurance proceeds in subsequent quarters.

Excludes certain operating properties that were not owned or not fully operational during the entirety of the comparable periods. Our Domain 2 and Domain 7 properties (two properties in which we acquired full ownership in January 2017) are reflected above as consolidated and at 100% in both periods.

For additional information regarding the non-GAAP measures, see pages 30-31.

Supplemental Operating and Financial Data	1Q’18 Page 9

Schedule of Properties Owned
as of March 31, 2018
(in thousands, except $/RSF and percentages)

		Rentable SF (100%)	Rentable SF (own %)		Average Effective Rent (own %)	Average Effective Rent $/RSF (own %)	Average Adjusted Effective Rent $/RSF (own %)	Estimated Market Rent $/RSF (own %)		% Average Effective Rent (own %)
				Occupancy % (own %)					% of NRA (own %)
Property (% owned, if not 100%)	Location
Terrace Office Park	Austin, TX	619	619	90.3%	$22,632	$40.49	$41.11	$45.26	9.3%	11.7%
Domain 2	Austin, TX	115	115	100.0%	5,076	$44.14	$44.14	$49.50	1.7%	2.6%
Domain 3	Austin, TX	179	179	100.0%	6,672	$37.27	$37.27	$42.65	2.7%	3.5%
Domain 4	Austin, TX	153	153	100.0%	3,636	$23.76	$36.79	$40.03	2.3%	1.9%
Domain 7	Austin, TX	222	222	100.0%	10,020	$45.14	$45.14	$49.28	3.3%	5.2%
Domain 8	Austin, TX	291	291	100.0%	9,816	$33.73	$43.38	$48.60	4.4%	5.1%
Domain Point (90%)	Austin, TX	240	216	89.4%	6,588	$34.05	$34.05	$43.60	3.3%	3.4%
Austin		1,819	1,795	95.4%	64,440	$37.64	$40.64	$45.71	27.1%	33.4%

5950 Sherry Lane	Dallas, TX	197	197	87.8%	6,900	$39.88	$40.72	$41.28	3.0%	3.6%
Burnett Plaza	Fort Worth, TX	1,025	1,025	88.9%	21,264	$23.34	$23.80	$25.00	15.5%	11.0%
Legacy District One	Plano, TX	319	319	100.0%	12,154	$38.10	$38.10	$41.25	4.8%	6.3%
Dallas/Fort Worth		1,541	1,541	91.0%	40,318	$28.74	$29.14	$30.70	23.2%	20.9%

One BriarLake Plaza	Houston, TX	502	502	89.2%	19,128	$42.70	$43.66	$43.41	7.6%	9.9%
Two BriarLake Plaza	Houston, TX	333	333	67.9%	9,756	$43.17	$43.17	$42.86	5.0%	5.1%
One & Two Eldridge Place	Houston, TX	519	519	72.1%	11,808	$31.57	$33.75	$35.20	7.8%	6.1%
Three Eldridge Place	Houston, TX	305	305	71.1%	9,348	$43.08	$43.08	$38.05	4.6%	4.8%
Houston		1,659	1,659	76.3%	50,040	$39.56	$40.54	$39.96	25.0%	25.9%

Bank of America Plaza	Charlotte, NC	891	891	95.6%	22,536	$26.45	$26.73	$32.50	13.4%	11.7%
Charlotte		891	891	95.6%	22,536	$26.45	$26.73	$32.50	13.4%	11.7%

Plaza at MetroCenter	Nashville, TN	361	361	90.3%	6,132	$18.81	$18.81	$20.00	5.5%	3.2%
Nashville		361	361	90.3%	6,132	$18.81	$18.81	$20.00	5.5%	3.2%

Woodcrest (1)	Cherry Hill, NJ	386	386	97.2%	9,636	$25.70	$25.70	$20.74	5.8%	5.0%
Other		386	386	97.2%	9,636	$25.70	$25.70	$20.74	5.8%	5.0%
Total operating office properties		6,657	6,633	89.4%	$193,102	$32.55	$33.76	$36.05	100.0%	100.0%

Non-operating property
Fifth Third Center (2)	Columbus, OH	331	331	57.7%
Total Properties		6,988	6,964

Development Properties				Leased %
Domain 11	Austin, TX	324	324	98.0%
Third + Shoal (47.5%)	Austin, TX	345	164	89.9%

(1) Includes two properties.
(2) The non-recourse loan secured by Fifth Third Center is currently in default and we are working with the lender to dispose of this property on their behalf.

Average effective rent represents 12 times the sum of the monthly contractual amounts for base rent and the pro rata budgeted operating expense reimbursements, as of period end, related to leases in place as of period end, as reduced for free rent and excluding any scheduled future rent increases, as adjusted for our ownership interest, divided by the total square footage under commenced leases at period end.

Average adjusted effective rent represents 12 times the sum of the monthly contractual amounts for base rent and the pro rata budgeted operating expense reimbursements, as of period end, related to leases in place as of period end, excluding any scheduled future rent increases, as adjusted for our ownership interest, divided by the total square footage under commenced leases at period end.
.

Supplemental Operating and Financial Data	1Q’18 Page 10

Portfolio Analysis
For the Three Months Ended and
as of March 31, 2018

	Number of Properties	Number of Buildings	Net Rentable Area (000’s)	Commenced % SF Leased	% of NRA	NOI ($000’s) (1)	% of NOI
Market

Austin	7	11	1,795	95.4%	27.1%	$11,272	36.8%
Dallas/Fort Worth	3	3	1,541	91.0%	23.2%	6,298	20.5%
Houston	4	5	1,659	76.3%	25.0%	6,380	20.8%
Charlotte	1	1	891	95.6%	13.4%	4,587	15.0%
Nashville	1	2	361	90.3%	5.5%	841	2.7%
Other	2	2	386	97.2%	5.8%	1,273	4.2%

Total	18	24	6,633	89.4%	100.0%	30,651	100.0%

Reconciliation to NOI (Consolidated):
Less NOI from unconsolidated properties						(1,100)
Less pro-forma NOI from properties acquired or consolidated during the quarter						(1,223)
Plus NOI from noncontrolling interest						129
Plus NOI from non-operating properties (including disposed properties)						3,692
NOI (Consolidated)						$32,149

Notes:
Analysis relates to operating properties owned at the end of the most recent period only and includes pro-forma adjustments for any acquired properties to reflect a full quarter.
Amounts reflect TIER REIT’s ownership %.
NOI is a non-GAAP performance measure. A calculation of NOI is presented on page 2.

(1) NOI in Houston reflects rent abatements of approximately $3.9 million that were provided to tenants at the Eldridge Properties for the first quarter of 2018 as a result of Hurricane Harvey. These rent abatements were offset by approximately $3.3 million of business interruption insurance proceeds received during the quarter and approximately $0.2 million of estimated saved expenses. We anticipate we will receive remaining business interruption insurance proceeds in subsequent quarters.

Supplemental Operating and Financial Data	1Q’18 Page 11

Components of Net Asset Value
(in thousands, except percentages)

Annualized Three Months Ended
31-Mar-18
Consolidated total revenue	$216,572
Less:
GAAP rent adjustments	(7,468)
Lease termination fees	(1,340)
207,764
Consolidated total property operating expenses	(87,976)
Adjusted cash NOI (1)	119,788
Adjustments:
Adjusted cash NOI from unconsolidated real estate assets, at ownership share	2,764
Adjusted cash NOI from sold properties, at ownership share	(10,020)
Adjusted pro-forma cash NOI from acquired properties, net of noncontrolling interest	159
Adjusted cash NOI from noncontrolling interest in consolidated assets	(380)
Adjusted cash NOI from land and development properties, at ownership share (2)	60
Adjusted cash NOI attributed to abatements in excess of business interruption proceeds during the period at the Eldridge Properties (3)	1,004
Incremental pro forma stabilized adjusted cash NOI from executed leases at Domain 8, Domain 11, and Third + Shoal at ownership share	22,620
Total adjusted cash NOI at ownership share (4)	$135,995

31-Mar-18
Cost basis of land and development properties, at ownership share (5)	$45,821

Other tangible assets
Cash and cash equivalents	$10,183
Restricted cash	12,565
Accounts receivable, net (excluding $52,908 of straight-line rent receivable and $15,000 of insurance receivable) (6)	8,477
Prepaid expenses and other assets	14,238
Total other tangible assets	$45,463

Liabilities
Mortgage debt	$280,689
Unsecured term loans and revolving credit facility	612,000
Accrued and other liabilities	83,222
Ownership share of unconsolidated mortgage debt	16,239
Remaining estimated cost to complete Domain 11 and Third + Shoal	86,913
Total liabilities	$1,079,063

Total common shares, restricted stock, and restricted stock units outstanding	48,277

(1)
Includes approximately $16.6 million of adjusted cash NOI related to two non-stabilized properties (Burnett Plaza and Two BriarLake Plaza). At stabilization these properties are expected to generate adjusted cash NOI of approximately $21.0 million.

(2)	Includes Domain 9, Domain 10, Domain 11, Domain 12, Legacy District Two, Legacy District Three, and Domain Blocks D & G at ownership share.
(3)
Rent abatements of approximately $3.9 million. These rent abatements were offset by approximately $3.3 million of business interruption insurance proceeds received during the quarter and approximately $0.2 million of estimated saved expenses. We anticipate we will receive remaining business interruption insurance proceeds in subsequent quarters.

(4)	Comprised of adjusted cash NOI as detailed in the table below.

Market	Adjusted Cash NOI	%
Austin	$56,291	41%
Dallas	22,083	16%
Houston	27,543	20%
Charlotte	16,190	12%
Nashville	3,002	2%
Other	10,886	9%

Total	$135,995	100%

(5)	Includes Domain 9, Domain 10, Domain 12, Legacy District Two, Legacy District Three, and Domain Blocks D & G at ownership share.
(6)	Excludes insurance receivable expected to be recovered for the write-off of net book value of hurricane-damaged assets.

Supplemental Operating and Financial Data	1Q’18 Page 12

Significant Tenants
March 31, 2018
(in thousands, except percentages and years)

	Annualized Gross Rental Revenues	Percentage of Annualized Gross Rental Revenues		Percentage of Square Feet Leased	Weighted Average Remaining Term (Years)
			Square Feet Leased			Moody’s / S&P Credit Rating
Tenant
Encana Oil & Gas (USA) Inc.	$12,176	6%	319	5%	9.3	Ba2 / BBB
Amazon	11,171	6%	246	4%	7.7	Baa1 / AA-
Amoco	9,356	5%	217	4%	1.0	A1 / A-
Bank of America	8,931	4%	388	7%	2.4	A3 / A-
Apache Corporation	8,670	4%	210	4%	6.6	Baa3 / BBB
GM Financial	7,996	4%	326	5%	7.9	Baa3 / BBB
Samsung Engineering America Inc.	7,206	4%	161	3%	7.3	NR
McDermott, Inc.	5,504	3%	169	3%	2.3	B1 / B+
GSA	5,276	3%	226	4%	3.1	U.S. Government
HomeAway	5,070	3%	115	2%	7.9	Ba1 / BBB-
Blackbaud, Inc.	4,753	2%	133	2%	5.5	NR
Time Warner Cable Inc.	4,063	2%	112	2%	2.8	NR
Conduent Incorporated	3,942	2%	151	3%	2.4	Ba3 / BB
Facebook, Inc.	3,929	2%	102	2%	7.6	NR
Vinson & Elkins LLP	3,668	2%	88	1%	3.8	NR
Total of largest 15 tenants	$101,711	52%	2,963	51%	5.3
Total all tenants	$200,300		5,933		5.5

Notes:
The above tables set forth the Company’s 15 largest tenants including subsidiaries for the operating properties as of the date noted above, based upon annualized gross rents plus estimated operating cost recoveries in place at the end of the above noted period.

As annualized rental revenue is not derived from the historical GAAP results, historical results may differ from those set forth above.
Amounts reflect TIER REIT’s ownership %.

Supplemental Operating and Financial Data	1Q’18 Page 13

Industry Diversification (by square feet)
As of March 31, 2018

Other 12%
Professional, Scientific, and Technical Services 27%
Real Estate and Rental and Leasing 3%
Construction 3%
Retail Trade 7%
Information 7%
Public Administration 7%
Mining (Includes Oil & Gas) 16%
Finance and Insurance 18%

Notes:

The Company’s tenants are classified according to the U.S. Government’s North American Industrial Classification System (NAICS).
Amounts reflect TIER REIT’s ownership %.
“Other” includes 12 industry classifications.

Supplemental Operating and Financial Data	1Q’18 Page 14

Leasing Activity Summary
For the Three Months Ended
March 31, 2018

		Occupancy						Occupancy
		%	SF (000’s)	Activity for the Quarter (SF 000’s)				SF (000’s)%		Cash Net Rent /SF			Straight-lined Net Rent /SF
Market	Rentable SF (000’s)	31-Dec-17	31-Dec-17	Expiring	Renewals	Expansions	New	31-Mar-18	31-Mar-18	Expiring	Activity	% Increase	Expiring	Activity	% Increase
Austin	1,795	95.4%	1,712	—	—	—	—	1,712	95.4%	$—	$—	—%	$—	$—	—%
Dallas/Fort Worth	1,541	92.1%	1,419	(55)	29	1	9	1,403	91.0%	$20.58	$22.23	8%	$19.70	$23.84	21%
Houston	1,659	76.4%	1,268	(5)	2	—	—	1,265	76.3%	$23.50	$20.00	(15)%	$22.38	$20.58	(8)%
Charlotte	891	95.8%	854	(29)	25	—	2	852	95.6%	$22.67	$23.79	5%	$20.85	$28.55	37%
Nashville	361	90.3%	326	—	—	—	—	326	90.3%	$—	$—	—%	$—	$—	—%
Other	386	97.2%	375	—	—	—	—	375	97.2%	$—	$—	—%	$—	$—	—%
Total	6,633	89.8%	5,954	(89)	56	1	11	5,933	89.4%	$21.50	$22.78	6%	$20.24	$25.61	27%

Notes:
Analysis relates to operating properties owned at the end of the period and reflects TIER REIT’s ownership %.
Occupancy includes all leases for tenants under lease contracts that have commenced during the period.
Rates for expiring leases relate to the lease previously occupying the specific space for which positive absorption was shown or the current lease rate if it is a first generation lease.
Net Rent is equal to the fixed base rental amount paid under the terms of the lease less any portion used to offset real estate taxes, utility charges, and other operating expenses incurred in connection with the leased space.

Cash Net Rent disregards any free rent periods. Therefore, the rate shown is first full monthly cash rent paid.
The impact of short term temporary leasing activity is excluded from the analysis of % increase of Cash Net Rent and % increase of Straight-lined Net Rent.

Supplemental Operating and Financial Data	1Q’18 Page 15

Leasing Rate Activity Summary
For the Three Months Ended
March 31, 2018

	Renewals					Expansions					New
	SF (000’s)	Cash Net Rent /SF		Straight-lined Net Rent /SF		SF (000’s)	Cash Net Rent /SF		Straight-lined Net Rent /SF		SF (000’s)	Cash Net Rent /SF		Straight-lined Net Rent /SF
Markets		Expiring	Activity	Expiring	Activity		Expiring	Activity	Expiring	Activity		Expiring	Activity	Expiring	Activity
Austin	—	$—	$—	$—	$—	—	$—	$—	$—	$—	—	$—	$—	$—	$—
Dallas/Fort Worth	29	$21.71	$24.26	$21.08	$26.23	1	$27.50	$26.00	$27.40	$26.50	9	$15.81	$15.16	$14.05	$15.80
Houston	2	$23.50	$20.00	$22.38	$20.58	—	$—	$—	$—	$—	—	$—	$—	$—	$—
Charlotte	25	$23.63	$22.65	$21.83	$27.08	—	$—	$—	$—	$—	2	$12.02	$36.29	$10.13	$44.77
Nashville	—	$—	$—	$—	$—	—	$—	$—	$—	$—	—	$—	$—	$—	$—
Other	—	$—	$—	$—	$—	—	$—	$—	$—	$—	—	$—	$—	$—	$—
Total	56	$22.63	$23.39	$21.46	$26.41	1	$27.50	$26.00	$27.40	$26.50	11	$15.12	$19.00	$13.34	$21.07
Percentage increase (decrease)			3%		23%			(5)%		(3)%			26%		58%

Notes:
Analysis relates to operating properties owned at the end of the period and reflects TIER REIT’s ownership %.
SF includes all leases for tenants under lease contracts that have commenced during the period.
Rates for expiring leases relate to the lease previously occupying the specific space for which positive absorption was shown or the current lease rate if it is a first generation lease.
Net Rent is equal to the fixed base rental amount paid under the terms of the lease less any portion used to offset real estate taxes, utility charges, and other operating expenses incurred in connection with the leased space.

Cash Net Rent disregards any free rent periods. Therefore, the rate shown is first full monthly cash rent paid.
The impact of short term temporary leasing activity is excluded from the analysis of % increase of Cash Net Rent and % increase of Straight-lined Net Rent.

Supplemental Operating and Financial Data	1Q’18 Page 16

Lease Expirations
For Four Quarters From April 1, 2018
(in thousands, except per SF data)

	Market	Month to Month	2Q'18	3Q'18	4Q'18	1Q'19	Grand Total

	By Square Foot
	Austin	—	4	24	—	8	36
	Dallas/Fort Worth	1	14	37	117	15	184
	Houston	—	14	—	33	25	72
	Charlotte	—	—	3	1	42	46
	Nashville	1	—	—	2	—	3
	Other	—	—	—	—	—	—
	Total	2	32	64	153	90	341

	By Annualized Expiring Rentals
	Austin	$—	$181	$791	$—	$336	$1,308
	Dallas/Fort Worth	12	378	1,001	2,620	452	4,463
	Houston	—	536	—	1,474	846	2,856
	Charlotte	—	—	116	59	963	1,138
	Nashville	10	—	—	40	—	50
	Other	—	—	—	—	—	—
	Total	$22	$1,095	$1,908	$4,193	$2,597	$9,815

	By Expiring Rent Per SF
	Austin	$—	$42.09	$32.69	$—	$40.00	$35.45
	Dallas/Fort Worth	$12.00	$26.43	$27.42	$22.55	$31.17	$24.45
	Houston	$—	$38.01	$—	$44.67	$33.71	$39.56
	Charlotte	$—	$—	$46.40	$45.38	$22.77	$24.69
	Nashville	$16.67	$—	$—	$19.05	$—	$18.52
	Other	$—	$—	$—	$—	$—	$—
	Total	$11.00	$34.22	$29.81	$27.41	$28.86	$28.78

Notes:
Leases with an expiration on the last day of the period are considered leased at the last day of the period (i.e., expiring on the first day of the following period).
Reflects TIER REIT’s ownership %.
Rentals shown above are the contractually obligated annualized base rent charged in the final month prior to lease termination grossed up to include current operating cost recoveries.
Annualized expiring rentals may include rent related to parking management agreements where square footage is zero.

Supplemental Operating and Financial Data	1Q’18 Page 17

Lease Expirations
Annually From April 1, 2018
(in thousands, except percentage and per SF data)

Market	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028+	Grand Total
By Square Foot
Austin	29	158	217	74	254	261	134	161	207	180	40	1,712
Dallas/Fort Worth	168	55	61	65	42	162	27	27	390	319	88	1,403
Houston	47	288	247	90	45	63	272	20	165	—	28	1,265
Charlotte	4	87	26	331	17	84	37	8	25	3	230	852
Nashville	3	3	2	59	20	14	4	22	—	—	200	326
Other	—	39	244	93	—	—	—	—	—	—	—	375
Total	251	630	797	712	378	584	474	238	787	502	586	5,933
As a % of Occupied SF	5%	11%	13%	12%	6%	10%	8%	4%	13%	8%	10%	100%
As a % of Total NRA	4%	9%	12%	11%	6%	9%	7%	3%	12%	8%	8%	89%

By Annualized Expiring Rentals
Austin	$972	$5,868	$8,574	$3,443	$11,489	$11,274	$5,684	$8,072	$9,871	$9,634	$1,637	$76,518
Dallas/Fort Worth	4,011	1,664	2,461	2,413	1,174	4,859	859	821	11,281	13,266	2,215	45,024
Houston	2,010	12,382	9,532	3,785	2,096	2,756	12,085	791	7,764	—	770	53,971
Charlotte	175	2,009	884	8,920	635	3,094	535	430	1,058	147	8,382	26,269
Nashville	50	68	45	1,199	438	307	88	544	—	—	4,532	7,271
Other	—	937	6,632	2,508	—	—	—	—	—	—	—	10,077
Total	$7,218	$22,928	$28,128	$22,268	$15,832	$22,290	$19,251	$10,658	$29,974	$23,047	$17,536	$219,130
As a % of Total Annualized Expiring Rentals	4%	10%	13%	10%	7%	10%	9%	5%	14%	10%	8%	100%

By Expiring Rent Per SF
Austin	$34.11	$37.14	$39.46	$46.34	$45.52	$43.25	$42.51	$50.26	$47.76	$53.52	$40.93	$44.69
Dallas/Fort Worth	$23.88	$30.31	$40.21	$36.95	$27.82	$29.94	$32.54	$30.52	$28.93	$41.66	$25.20	$32.08
Houston	$42.68	$42.95	$38.42	$41.92	$45.76	$44.03	$44.48	$40.15	$47.03	$—	$28.00	$42.62
Charlotte	$46.05	$23.09	$34.26	$26.89	$38.25	$36.88	$14.62	$51.81	$42.15	$47.42	$36.49	$30.85
Nashville	$18.52	$20.61	$21.43	$20.60	$22.23	$22.57	$21.46	$24.29	$—	$—	$22.64	$22.28
Other	$—	$24.27	$27.24	$26.97	$—	$—	$—	$—	$—	$—	$—	$26.86
Total	$28.76	$36.39	$35.29	$31.28	$41.88	$38.17	$40.61	$44.78	$38.09	$45.91	$29.92	$36.93

Notes:
Leases with an expiration on the last day of the period are considered leased at the last day of the period (i.e., expiring on the first day of the following period).
Reflects TIER REIT’s ownership %.
Rentals shown above are the contractually obligated annualized base rent charged in the final month prior to lease termination grossed up to include current operating cost recoveries.

Supplemental Operating and Financial Data	1Q’18 Page 18

Occupancy Trends

	Rentable SF (000’s)	Occupancy %
Market	31-Mar-18	31-Mar-18	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17

Austin	1,795	95.4%	95.8%	95.0%	95.3%	96.8%
Dallas/Fort Worth	1,541	91.0%	92.1%	90.3%	90.1%	86.8%
Houston	1,659	76.3%	76.4%	75.8%	75.9%	84.4%
Charlotte	891	95.6%	95.8%	95.8%	95.4%	94.2%
Nashville	361	90.3%	90.3%	87.5%	87.5%	88.6%
Other	386	97.2%	97.2%	97.2%	97.2%	97.2%
Total	6,633	89.4%	89.5%	88.6%	88.4%	90.3%

Notes:
Analysis relates to operating properties owned at the end of the most recent period and reflects TIER REIT’s ownership %.
Occupancy % is as of the last day of the indicated period.

Existing
Future
DALLAS CBD
TOP LEGACY CORPORATIONS:
Boeing
JCPenney
Ericsson
Pizza Hut, U.S.
Liberty Mutual
DXC (fka HPE)
FedEx Office
Frito-Lay
JPMorgan Chase
Intuit
McAfee
PepsiCo
Toyota Motor North America
Capital One Finance
Dr. Pepper Snapple
Bank of America
MARRIOTT
MI COCINA
Fleming's
PRIME STEAKHOUSE & WINE BAR
Legacy District Three
THE SHOPS AT LEGACY
Legacy District One
LEGACY DRIVE
THE CAPITAL GRILLE
LONE STAR DR.
BENIHANA
MEXICAN SUGAR
Legacy District Two
LEGACY DISTRICT
LEGACY CIRCLE
ELIJAH DRIVE

Supplemental Operating and Financial Data	1Q’18 Page 19

Leasing Cost Summary
For the Three Months Ended
March 31, 2018

			Weighted Average Leasing Costs
	SF (000’s)	Wtd Avg Term (Yrs)	Per Square Foot			Per Square Foot / Year
Renewal			Comms	TI & Other	Total	Comms	TI & Other	Total
Market
Austin	—	—	$—	$—	$—	$—	$—	$—
Dallas/Fort Worth	29	4.5	$11.80	$5.67	$17.47	$2.62	$1.26	$3.88
Houston	2	3.3	$5.97	$15.00	$20.97	$1.81	$4.55	$6.35
Charlotte	25	8.2	$15.00	$17.32	$32.32	$1.83	$2.11	$3.94
Nashville	—	—	$—	$—	$—	$—	$—	$—
Other	—	—	$—	$—	$—	$—	$—	$—
Total Current Quarter	56	6.1	$13.02	$11.20	$24.22	$2.13	$1.84	$3.97
Year Ended 2017	918	5.5	$6.18	$11.53	$17.71	$1.07	$1.83	$2.90

Expansion
Market
Austin	—	—	$—	$—	$—	$—	$—	$—
Dallas/Fort Worth	1	2.9	$8.22	$7.32	$15.54	$2.84	$2.52	$5.36
Houston	—	—	$—	$—	$—	$—	$—	$—
Charlotte	—	—	$—	$—	$—	$—	$—	$—
Nashville	—	—	$—	$—	$—	$—	$—	$—
Other	—	—	$—	$—	$—	$—	$—	$—
Total Current Quarter	1	2.9	$8.22	$7.32	$15.54	$2.84	$2.52	$5.36
Year Ended 2017	62	5.8	$13.24	$21.35	$34.59	$2.33	$3.69	$6.02

New
Market
Austin	—	—	$—	$—	$—	$—	$—	$—
Dallas/Fort Worth	9	5.5	$9.06	$28.56	$37.62	$1.65	$5.19	$6.84
Houston	—	—	$—	$—	$—	$—	$—	$—
Charlotte	2	10.4	$28.24	$60.48	$88.72	$2.72	$5.82	$8.53
Nashville	—	—	$—	$—	$—	$—	$—	$—
Other	—	—	$—	$—	$—	$—	$—	$—
Total Current Quarter	11	6.4	$12.55	$34.36	$46.91	$1.96	$5.38	$7.34
Year Ended 2017	312	7.6	$15.55	$43.29	$58.84	$2.05	$5.73	$7.78

Total
Current Quarter	68	6.1	$12.87	$14.90	$27.77	$2.11	$2.44	$4.55
Year Ended 2017	1,292	6.0	$8.78	$19.67	$28.45	$1.45	$3.26	$4.71

Notes:
Analysis relates to operating properties owned at the end of the indicated period and reflects TIER REIT’s ownership %.

Supplemental Operating and Financial Data	1Q’18 Page 20

	Development, Leasing, and
	Capital Expenditures Summary
	(in thousands)

		For the Three Months Ended
		31-Mar-18	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17

	Recurring capital expenditures
	Leasing costs	$5,345	$5,199	$9,065	$4,140	$5,009
	Building improvements	847	910	1,206	995	1,607
	Subtotal recurring capital expenditures	6,192	6,109	10,271	5,135	6,616

	Non-recurring capital expenditures
	Building improvements (1)	4,461	2,751	150	—	—
	Leasing costs (2)	1,351	1,039	3,218	2,942	1,857
	Development (3)	29,512	24,361	18,389	18,778	15,313
	Redevelopment (4)	967	1,444	603	1,829	2,588
	Subtotal non-recurring capital expenditures	36,291	29,595	22,360	23,549	19,758

	Total capital expenditures	$42,483	$35,704	$32,631	$28,684	$26,374

(1)
Non-recurring building improvements include costs identified as deferred capital needs at the acquisition of a property and costs incurred to improve the Eldridge Properties as a result of Hurricane Harvey, which has been identified as an unusual event. Costs incurred to improve the Eldridge Properties for such damages are reimbursable under our insurance policies and were as follows:

		$4,461	$2,751	$150	$—	$—
(2)
Non-recurring leasing costs include costs incurred within 12 months of acquisition to lease space and costs incurred to lease space that has been vacant for at least 12 months. Cost incurred within 12 months of acquisition to lease space were as follows:

		$—	$—	$—	$—	$—
(3)	Development includes all new construction costs related to base building and all costs associated with leasing development projects.
(4)
Redevelopment costs are for capital projects where substantial improvements are made to the property that change the character of the asset and are expected to result in development-type returns on capital.

Notes:
All amounts represent TIER REIT’s ownership %.
Leasing costs reimbursed to us by tenants when tenant improvement allowances have been exceeded are excluded from the above amounts.

Supplemental Operating and Financial Data	1Q’18 Page 21

Potential Future Development and Redevelopment Sites
March 31, 2018

		Approximate Rentable Square Feet	Month of Acquisition	Cost Basis (in millions)
Project	Acres				Comments

Development
Austin
Domain 9 and Domain 10	6.2	630,000	Jul-15	$16.0	Office building(s)
Domain 12	3.2	320,000	Jul-15	$10.9	Office building (commenced development in May 2018)

Dallas/Fort Worth
Legacy District Two and Legacy District Three (95%) (1)	4.0	600,000	Jun-15	$9.7	Office building(s)
Burnett Plaza	1.4	N/A	Jan-07	$3.3	Planned mixed-use development and garage for use at Burnett Plaza

Redevelopment (2)
Austin
Domain 3	4.6	1,000,000	Jul-15	N/A	Potential mixed-use redevelopment opportunity
Domain 4 and Domain D & G	9.8	2,000,000	Jul-15	N/A	Potential mixed-use development and redevelopment opportunity
Domain Point (90%)	9.5	1,200,000	Jan-18	N/A	Potential mixed-use redevelopment opportunity

(1) The cost basis for this less than wholly-owned project represents 100%.
(2) Includes 0.6 million of existing rentable square feet.

THE DOMAIN
Austin's Second Downtown

domainpoint
WHOLE FOODS MARKET
HomeAway
HomeAway
facebook
amazon
amazon
IBM
TOPGOLF
RH
ARCHER HOTEL
NORDSTROM
Neiman Marcus
LV
BURBERRY
TESLA
aloft
A VISION OF W HOTELS
Magento
blackbaud
ROCK ROSE
Kung Fu SALOON
accruent
PUNCH BOWL SOCIAL
WESTIN HOTELS & RESORTS
WESTIN
SHAKE SHACK
CENTRAL PARK
TIER operating property
TIER development site (in-process or future)
TIER operating property & future redevelopment site
Third-party owned

Supplemental Operating and Financial Data	1Q’18 Page 22

Summary Development Activity
March 31, 2018

							Estimated Total Cost (in millions) (1)	Cost to Date (in millions) (1)	Estimated Stabilized NOI (In millions)	Estimated Stabilized Cash NOI (In millions)
Project	Market	Square feet (in thousands)	% Leased	Start Date	Shell Completion Date	Estimated Cost per SF

In Process:
Domain 11	Austin	324	98%	2Q’17	4Q’18	$352	$114.2	$54.6	$10.8	$10.9
Third + Shoal	Austin	345	90%	1Q’17	3Q’18	$451	$155.7	$98.2	$14.4	$14.4

Completed in the Past 18 Months:
Domain 8 (2)	Austin	291	100%	3Q’15	2Q’17	$290	$84.4	$84.4	$10.5	$9.0

(1) Reflects development cost at the asset level. Excludes basis adjustment of $5.4 million to date and $5.8 million estimated in total for Third + Shoal. Excludes basis adjustment of $4.3 million in total for Domain 8. On March 30, 2018, we acquired the remaining 50% interest in Domain 8, increasing our ownership interest in the property to 100%.

(2) Estimated stabilized NOI for Domain 8 includes amortization income/(expense) as a result of stepping up our basis to fair value related to our acquisition of the remaining interest.

All amounts above are reflected at 100%.

Percent of Expected Stabilized NOI by quarter
Project	2Q'18	3Q'18	4Q'18	1Q'19	2Q’19	3Q’19	4Q’19	2020	2021	2022
Domain 11	—	—	—	60%	59%	79%	79%	89%	99%	100%
Third + Shoal	—	1%	58%	52%	61%	74%	92%	100%	100%	100%
Domain 8	94%	94%	95%	100%	100%	100%	100%	100%	100%	100%

Represents expected NOI as a percentage of estimated stabilized NOI based on current executed leases and other forecasted leasing.

Percent of Expected Stabilized Cash NOI by quarter
Project	2Q'18	3Q'18	4Q'18	1Q'19	2Q’19	3Q’19	4Q’19	2020	2021	2022
Domain 11	—	—	—	(37)%	(40)%	33%	32%	67%	99%	100%
Third + Shoal	—	1%	(31)%	(37)%	(31)%	23%	70%	99%	100%	100%
Domain 8	59%	71%	83%	100%	100%	100%	100%	100%	100%	100%

Represents expected adjusted cash NOI as a percentage of estimated stabilized NOI based on current executed leases and other forecasted leasing. Adjusted cash NOI excludes non-cash revenue items including straight-line rent adjustments and the amortization of above- and below-market rent.

Negative percentages occur when expenses are incurred for tenants during a free rent period.

Supplemental Operating and Financial Data	1Q’18 Page 23

Property Under Development
Third + Shoal
Austin, Texas

Commercial
500 W. 2nd
Google
Residential
Northshore
Residential
Austin 360
Residential
The Proper
Lodging
Lady Bird Lake
Third + Shoal
Residential
The Independent
facebook
Shoal Creek

Property Description
Third + Shoal is a 29-story, Class A office building currently under development located in the center of Austin’s “New Downtown” district. The building is being constructed of poured in place concrete along with a glass curtain wall system. The building is 90% leased in total with 67% leased to Facebook, Inc.
Property Highlights
Located in Austin’s “New Downtown” district surrounded by restaurants, entertainment, and residences, just steps away from outdoor amenities such as The Lance Armstrong Bikeway, Shoal Creek Trail, and Lady Bird Lake Hike and Bike Trail. The building will feature floor-to-ceiling glass windows, direct access balconies, and a 4,000 square foot common roof terrace overlooking Lady Bird Lake and the Austin Hill Country.

Submarket	Austin CBD
Floors	17 Floors Rentable Space/12 Floors Parking
Approximate Rentable SF	345,000
Estimated Operating Expenses per SF	$22.13
Estimated Shell Delivery Date	3Q’18
Estimated Project Cost at Completion (1)	$155,700,000
Percentage Owned	47.5%
Percentage Leased	89.9%

(1) Excludes $5.8 million basis adjustment.

Supplemental Operating and Financial Data	1Q’18 Page 24

Property Under Development
Domain 11
Austin, Texas

Property Description

Domain 11 is a 16- story, Class A office building currently under development located within The Domain in Austin, Texas.  It offers 316,000 square feet of office space and 8,000 square feet of ground floor retail, along with dramatic views of the surrounding Domain community and Texas Hill Country.  Domain 11 was designed to achieve a minimum LEED Silver and Energy Star designations. The available office space is 100% pre-leased to HomeAway (a subsidiary of Expedia Group, Inc.), which represents 98% of the total rentable space.

Property Highlights

The Domain is the epitome of upscale “live, work, play,” spread across 300 acres in Northwest Austin.  The community currently includes 1.7 million square feet of office space that commands the highest Class A office rents in Austin outside the city’s CBD.  In addition to office space, The Domain offers 1.8 million square feet of retail, 775 hotel rooms, and up to 5,000 apartment units.

Property Facts

Submarket	The Domain
Floors	9 Floors Rentable Space/7 Floors Parking
Approximate Rentable SF	324,000
Estimated Operating Expenses per SF	$17.60
Estimated Shell Delivery Date	4Q’18
Estimated Project Cost at Completion	$114,200,000
Percentage Owned	100%
Percentage Leased	98.0%

Supplemental Operating and Financial Data	1Q’18 Page 25

Property Under Development
Domain 12
Austin, Texas
(rendering)

Property Description

Domain 12 is a 17-story, Class A office building currently under development located within The Domain in Austin, Texas.  It will offer 320,000 square feet of office space, along with dramatic views of the surrounding Domain community and Texas Hill Country.  Domain 12 was designed to achieve a minimum LEED Silver and Energy Star designations. Development on Domain 12 commenced in May 2018.

Property Highlights

The Domain is the epitome of upscale “live, work, play,” spread across 300 acres in Northwest Austin.  The community currently includes 1.7 million square feet of office space that commands the highest Class A office rents in Austin outside the city’s CBD.  In addition to office space, The Domain offers 1.8 million square feet of retail, 775 hotel rooms, and up to 5,000 apartment units.

Property Facts

Submarket	The Domain
Floors	9 Floors Rentable Space/8 Floors Parking
Approximate Rentable SF	320,000
Estimated Operating Expenses per SF	$16.20
Shell Delivery Date	4Q’19
Estimated Project Cost at Completion (1)	$121,400,000
Percentage Owned	100%
Percentage Leased	—%

Supplemental Operating and Financial Data	1Q’18 Page 26

Acquisition and Disposition Activities
For the Twelve Months Ended March 31, 2018

		Number of Properties	Square Feet (in thousands) (at 100%)	Transaction Date	Price (in thousands)
	Location
Acquisitions
Legacy District One	Plano, TX	1	319	6/23/2017	$123,300
Domain Point (1)	Austin, TX	1	240	1/4/2018	$73,800
Domain 8 (2)	Austin, TX	1	291	3/30/2018	$92,787
		3	850

Dispositions
1325 G Street and the Colorado Building (3)	Washington, D.C.	2	435	4/27/2017	$25,900
Louisville Portfolio	Louisville, KY	5	678	6/26/2017	$71,500
500 East Pratt	Baltimore, MD	1	280	2/13/2018	$60,000
Centreport Office Center	Fort Worth, TX	1	133	2/22/2018	$12,696
Loop Central	Houston, TX	1	575	3/27/2018	$72,982
		10	2,101

(1) We acquired a 96.5% initial economic interest in Domain Point. We own a 90% interest in the JV entity that owns Domain Point.
(2) We acquired the remaining 50% interest in Domain 8, increasing our ownership interest to 100%.
(3) 1325 G Street and the Colorado Building (two properties in which we held a 10% noncontrolling interest) were sold for a combined contract sales price of $259.0 million (at 100%).

Supplemental Operating and Financial Data	1Q’18 Page 27

Summary of Financing
March 31, 2018
(in thousands, except percentages and number of years)

			Principal	Weighted Average Effective Interest Rate	% of Total
Fixed Rate Debt
Secured mortgage debt			$190,956	5.34%	21%
Unsecured term loans (1)			525,000	3.31%	59%
Total fixed rate debt			715,956	3.86%	80%

Variable Rate Debt
Secured mortgage debt			89,733	3.68%	10%
Unsecured term loan (1)			50,000	3.68%	6%
Unsecured revolving credit facility (2)			37,000	3.10%	4%
Total variable rate debt			176,733	3.56%	20%
Total debt (3)			892,689	3.80%	100%
Unamortized debt issuance costs (4)			(2,156)
Total notes payable, net			$890,533

(1) The borrowing rate under $525.0 million of the unsecured term loans has been effectively fixed through the use of interest rate hedges. The remaining portion is variable rate.
(2) Additional borrowings of $181.5 million were available under the credit facility.
(3) Included in this amount is a $48.2 million non-recourse loan in default which subjects us to incur default interest at a rate that is 500 basis points higher than the stated interest rate and results in an overall effective weighted average interest rate of 4.07%.

(4) Excludes $3.4 million of unamortized debt issuance costs associated with the revolving line of credit because those costs are presented as an asset on our consolidated balance sheet.

	Maturities
	Secured Mortgage Debt		Unsecured Revolving Credit Facility and Term Loans		Total		Annual % Maturing
	Principal	Rate (1)	Principal	Rate (1)	Principal	Rate (1)
2018	$48,177	6.17%	$—	—	$48,177	6.17%	5%
2019	—	—	—	—	—	—	—
2020	89,733	3.68%	—	—	89,733	3.68%	10%
2021	76,779	5.72%	—	—	76,779	5.72%	9%
2022	—	—	312,000	3.15%	312,000	3.15%	35%
Thereafter	66,000	4.30%	300,000	3.52%	366,000	3.66%	41%
Total debt	$280,689		$612,000		892,689	3.80%
Unamortized debt issuance costs					(2,156)
Total notes payable, net					$890,533
Weighted average maturity in years	2.7		5.5		4.6

(1) Represents weighted average effective interest rate for debt maturing in this period.

	Maturities
	Consolidated Debt		Our share of unconsolidated debt		Total		Annual % Maturing
	Principal	Rate (1)	Principal	Rate (1)	Principal	Rate (1)
2018	$48,177	6.17%	$—	—	$48,177	6.17%	5%
2019	—	—	—	—	—	—	—
2020	89,733	3.68%	—	—	89,733	3.68%	10%
2021	76,779	5.72%	16,239	5.46%	93,018	5.68%	10%
2022	312,000	3.15%	—	—	312,000	3.15%	34%
Thereafter	366,000	3.66%	—	—	366,000	3.66%	41%
Total debt	892,689		16,239		908,928	3.83%
Unamortized debt issuance costs	(2,156)		(686)		(2,842)
Total notes payable, net	$890,533		$15,553		$906,086
Weighted average maturity in years	4.6		3.6		4.6

(1) Represents weighted average effective interest rate for debt maturing in this period.

Hedging Details:
Type/Description	Notional Value	Index	Strike Rate	Effective Date	Maturity Date	Loan Designation
Interest rate swap - cash flow hedge	$125,000	one-month LIBOR	1.6775%	31-Dec-14	31-Oct-19	Credit Facility
Interest rate swap - cash flow hedge	$125,000	one-month LIBOR	1.6935%	30-Apr-15	31-Oct-19	Credit Facility
Interest rate swap - cash flow hedge	$125,000	one-month LIBOR	1.7615%	30-Jun-15	31-May-22	Credit Facility
Interest rate swap - cash flow hedge	$150,000	one-month LIBOR	1.7695%	30-Jun-15	31-May-22	Credit Facility

Supplemental Operating and Financial Data	1Q’18 Page 28

Principal Payments by Year
as of March 31, 2018
(in thousands, except percentages)

		Stated Interest Rate	Effective Interest Rate
	Maturity			Total	2018	2019	2020	2021	2022	Thereafter

Fifth Third Plaza (1)	01-Jul-16	6.09%	6.17%	$48,177	$48,177	$—	$—	$—	$—	$—
Domain 8	30-Jun-20	3.63%	3.68%	89,733	—	—	89,733	—	—	—
One BriarLake Plaza	01-Aug-21	5.65%	5.72%	76,779	1,118	1,589	1,670	72,402	—	—
Credit Facility - Revolving Line	18-Jan-22	3.06%	3.10%	37,000	—	—	—	—	37,000	—
Credit Facility - Term Loan	30-Jun-22	3.12%	3.16%	275,000	—	—	—	—	275,000	—
Legacy District One	01-Jan-23	4.24%	4.30%	66,000	—	—	—	—	—	66,000
Credit Facility - Term Loan	17-Jan-25	3.47%	3.52%	300,000	—	—	—	—	—	300,000
Total		3.74%	3.80%	892,689	49,295	1,589	91,403	72,402	312,000	366,000
Unamortized debt issuance costs (2)				(2,156)
Consolidated notes payable, net				890,533

Notes associated with investments in unconsolidated entities and excluded from the consolidated balance above (at ownership share):
Third + Shoal (47.5%)	27-Oct-21	5.38%	5.46%	16,239	—	—	—	16,239	—	—
Unamortized debt issuance costs				(686)
Total unconsolidated notes payable, net				$15,553

Total notes payable		3.77%	3.83%	908,928	$49,295	$1,589	$91,403	$88,641	$312,000	$366,000
Unamortized debt issuance costs				(2,842)

Total notes payable, net				$906,086

% of principal payments due by year				100%	5%	—%	10%	10%	34%	41%

(1)				The non-recourse loan secured by Fifth Third Center is currently in default and we are working with the lender to dispose of this property on their behalf.

(2)				Excludes $3.4 million of unamortized debt issuance costs associated with the revolving line of credit because those costs are presented as an asset on our consolidated balance sheet.

Supplemental Operating and Financial Data	1Q’18 Page 29

Definitions of Non-GAAP Financial Measures
We use non-GAAP financial measures in our public filings and other public disclosures. These non-GAAP financial measures are defined below.
Funds from Operations (FFO)
Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient for evaluating operating performance.  FFO is a non-GAAP financial measure that is widely recognized as a measure of a REIT’s operating performance.  We use FFO as defined by the National Association of Real Estate Investment Trusts (“Nareit”) which is net income (loss), computed in accordance with GAAP, excluding gains (or losses) from sales of property and impairments of depreciable real estate (including impairments of investments in unconsolidated entities which resulted from measurable decreases in the fair value of the depreciable real estate held by the unconsolidated entity), plus depreciation and amortization of real estate assets, and after related adjustments for unconsolidated entities and noncontrolling interests.  The determination of whether impairment charges have been incurred is based partly on anticipated operating performance and hold periods.  Estimated undiscounted cash flows from a property, derived from estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred.  While impairment charges for depreciable real estate are excluded from net income (loss) in the calculation of FFO as described above, impairments reflect a decline in the value of the applicable property that we may not recover.

We believe that the use of FFO, together with the required GAAP presentations, is helpful in understanding our operating performance because it excludes real estate-related depreciation and amortization, gains and losses from property dispositions, and impairments of depreciable real estate assets, and as a result, when compared period to period, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income.  Factors that impact FFO include fixed costs, yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on debt financing, and operating expenses.

We also evaluate FFO, excluding certain items. The items excluded relate to certain non-operating activities or certain non-recurring activities that may create significant FFO volatility and affect the comparability of FFO across periods. We believe it is useful to evaluate FFO excluding these items because it provides useful information in analyzing comparability between reporting periods and in assessing the sustainability of our operating performance.

FFO and FFO, excluding certain items, should not be considered as alternatives to net income (loss), or as indicators of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make distributions.  Additionally, the exclusion of impairments limits the usefulness of FFO and FFO, excluding certain items, as historical operating performance measures since an impairment charge indicates that operating performance has been permanently affected.  FFO and FFO, excluding certain items, are non-GAAP measurements and should be reviewed in connection with other GAAP measurements.  Our FFO and FFO, excluding certain items, as presented may not be comparable to amounts calculated by other REITs that do not define FFO in accordance with the current Nareit definition, or interpret it differently, or that identify and exclude different items related to non-operating activities or certain non-recurring activities.
Net Operating Income (NOI)
NOI is a non-GAAP financial measure equal to rental revenue, less property operating expenses, real estate taxes, and property management expenses.   Our management uses NOI internally as a performance measure and believes NOI is useful to investors as a performance measure because NOI reflects only those income and expense items that are incurred at the property level and is therefore a useful measure for evaluating a property’s performance. Using NOI on a comparative basis allows investors to evaluate property level performance to compare the operating performance of our properties in a given market with the operating performance of other real estate companies in the same market, and consequently allocate their own investment capital accordingly.
Further, we use NOI internally as a performance measure and believe NOI is useful to investors as a performance measure because, when compared year over year, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition and development activities, and general and administrative expenses on an un-leveraged basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations. Certain items such as interest expense, while included in net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. In addition, it is useful to our management and investors that depreciation and amortization are excluded from NOI because historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time, and, instead, real estate values have historically risen or fallen with market conditions.
NOI presented by us may not be comparable to NOI reported by other REITs that do not define NOI exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income as presented in our consolidated financial statements and notes thereto. NOI should not be considered as an alternative to net income as an indication of our performance, or to cash flows as a measure of liquidity or our ability to make distributions.
Same Store NOI and Same Store Cash NOI
Same Store NOI is equal to rental revenue, less lease termination fee income, property operating expenses (excluding tenant improvement demolition costs), real estate taxes, and property management expenses for our same store properties and is considered a non-GAAP financial measure. Same Store Cash NOI is equal to Same Store NOI less non-cash revenue items including straight-line rent adjustments and the amortization of above- and below-market rent. The same store properties include our operating office properties not held for sale and owned and operated for the entirety of both periods being compared and include our comparable ownership percentage in each period for properties in which we own an unconsolidated interest that is accounted for using the equity method.  We view Same Store NOI and Same Store Cash NOI as important measures of the operating performance of our properties because they allow us to compare operating results of properties owned and operated for the entirety of both periods being compared and therefore eliminate variations caused by acquisitions or dispositions during such periods.

Supplemental Operating and Financial Data	1Q’18 Page 30

Same Store NOI and Same Store Cash NOI presented by us may not be comparable to Same Store NOI or Same Store Cash NOI reported by other REITs that do not define Same Store NOI or Same Store Cash NOI exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, Same Store NOI and Same Store Cash NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements and notes thereto. Same Store NOI and Same Store Cash NOI should not be considered as an indicator of our ability to make distributions, as alternatives to net income (loss) as an indication of our performance, or as a measure of cash flows or liquidity.
Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)
EBITDAre is a non-GAAP financial measure. We use EBITDAre as defined by Nareit which is net income (loss), computed in accordance with GAAP, plus interest expense, plus income tax expense, plus depreciation and amortization expense, plus (minus) losses and gains on the disposition of depreciated property, including losses and gains on change of control, plus impairment write-downs of depreciated property, and after related adjustments for unconsolidated entities. Our EBITDAre as presented may not be comparable to amounts calculated by other REITs that do not define EBITDAre in accordance with the current Nareit definition, or interpret it differently than we do.
EBITDAre is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP, and is not indicative of operating income or cash provided by operating activities as determined under GAAP. EBITDAre is presented solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to service or incur debt.

We also evaluate Adjusted EBITDAre, which is EBITDAre excluding certain revenues and operating expenses. The items excluded relate to certain non-operating activities or certain non-recurring activities that create significant EBITDAre volatility. Further, we evaluate Adjusted Estimated Full Period EBITDAre, which is EBITDAre excluding certain revenues and operating expenses and adjusted to show the pro forma impact of properties that were either acquired or disposed during the period. We believe it is useful to evaluate EBITDAre excluding these items and as adjusted for property acquisitions and dispositions because it provides useful information in analyzing comparability between reporting periods and in assessing the sustainability of our operating performance.

Supplemental Operating and Financial Data	1Q’18 Page 31